Exhibit 10.1

AMENDMENT NO. 3 TO ChEF PURCHASE AGREEMENT

This Amendment No. 3 (“Amendment No. 3”), made as of September 14, 2026, amends that certain ChEF Purchase Agreement, dated as of October 22, 2025, as amended on September 1, 2026 and September 14, 2026 (collectively, the “Agreement”), by and between Chardan Capital Markets LLC, a New York limited liability company (the “Investor”), and Hyperliquid Strategies Inc, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, pursuant to Section 10.6 of the Agreement, no provision of the Agreement may be amended, except by a written instrument executed by both parties thereto; and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereby agree as follows:

1. Defined Terms. Unless otherwise indicated herein, capitalized terms which are used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2. Amendments to Purchase Agreement. The parties, intending to be legally bound, hereby amend the Agreement as follows:

(a)
Upon the sale of the first 160 million shares of Common Stock pursuant to the Agreement (including any shares of Common Stock sold pursuant to the Agreement prior to the date hereof), the definition of “VWAP Purchase Price” set forth in Annex I to the Agreement is hereby deleted in its entirety and replaced with the following:

“‘VWAP Purchase Price’shall mean the purchase price per Share to be purchased by the Investor in such (i) VWAP Purchase or Intraday VWAP Purchase on such VWAP Purchase Date equal to ninety-eight and one-half percent (98.5%) of the VWAP over the applicable VWAP Purchase Period or Intraday VWAP Purchase Period, as applicable, or (ii) Off-Hour VWAP Purchase on such VWAP Purchase Date equal to ninety-seven percent (97.0%) of the VWAP over the Off-Hour VWAP Purchase Period, in each case to be appropriately adjusted for any sales of shares of Common Stock through Block transactions, any reorganization, non-cash dividend, stock split, reverse stock split, stock combination, recapitalization or other similar transaction.”

3. Effect of Amendment. Except as expressly set forth herein, the Agreement shall not by implication or otherwise be deemed supplemented or amended by virtue of this Amendment No. 3, and shall remain in full force and effect, as amended hereby. This Amendment No. 3 shall be construed in accordance with and as a part of the Agreement, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed. Any reference in the Agreement to “this Agreement” shall refer to the Agreement as amended by this Amendment No. 3. This Amendment No. 3 supersedes and replaces Amendment No. 2 in its entirety, and Amendment No. 2 is null and void and has no force or effect. For the avoidance of doubt, Amendment No. 1, dated September 1, 2026, remains in full force and effect, except as expressly modified by this Amendment No. 3.

4. Miscellaneous. This Amendment No. 3 shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction. This Amendment No. 3 may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

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IN WITNESS WHEREOF, each party has duly executed this Amendment No. 3 as of the date first written above.

INVESTOR:

CHARDAN CAPITAL MARKETS LLC

By:	/s/ Jonas Grossman
Jonas Grossman
President

COMPANY:

HYPERLIQUID STRATEGIES INC

By:	/s/ Brett Beldner
Brett Beldner
Chief Financial Officer